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Exhibit 5.4

CONSENT OF DORSEY & WHITNEY LLP

        We consent to the reference to our opinions contained under "United States Federal Income Tax Considerations" in the Registration Statement on Form F-10 of Central Fund of Canada Limited. In giving this consent we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933 or the rules and regulations thereunder.

/s/ DORSEY & WHITNEY LLP
Toronto, Canada
April 10, 2006

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CONSENT OF DORSEY & WHITNEY LLP